As of June 7, 2006

Each of the Borrowers listed

    on Appendix I hereto

One Financial Center

Mail Stop: MA5-516-03-01

Boston, Massachusetts 02111

Attention: Michael Clarke

RE:	Second Amendment to Loan Agreement

Ladies and Gentlemen:

State Street Bank and Trust Company (the “Bank”) has made available to Columbia Funds Series Trust (formerly known as Nations Funds Trust), Columbia Funds Master Investment Trust (formerly known as Nations Master Investment Trust) and Columbia Funds Variable Insurance Trust I (formerly known as Nations Separate Account Trust) (each, a “Borrower”), each acting on behalf of its fund series as the case may be (any such series, a “Fund”) as described on Appendix I attached hereto, a $150,000,000 unsecured uncommitted line of credit (the “Uncommitted Line”) as described in a letter agreement dated September 19, 2005, by and among the Borrowers and the Bank (as amended, the “Loan Agreement”). The obligations of the Borrowers arising under the Uncommitted Line are evidenced by a promissory note in the original principal amount of $150,000,000 dated September 19, 2005 executed by the Borrowers in favor of the Bank (the “Existing Note”). Any capitalized term not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

The Borrowers have requested, and the Bank has agreed, to amend the Loan Agreement in certain respects as set forth below. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank hereby agree as follows:

I.	Amendments to Loan Agreement and Note

1. The Borrowers have requested, and the Bank has agreed, to (a) the addition of Banc of America Funds Trust (the “New Borrower”) to the terms of the Loan Agreement and the Note as a Borrower thereunder, and (b) the addition of Banc of America Retirement 2005 Portfolio, Banc of America Retirement 2010 Portfolio, Banc of America Retirement 2015 Portfolio, Banc of America Retirement 2020 Portfolio, Banc of America Retirement 2025

Portfolio, Banc of America Retirement 2030 Portfolio, Banc of America Retirement 2035 Portfolio, and Banc of America Retirement 2040 Portfolio, each a series of the New Borrower, to the terms of the Loan Agreement and Note as Funds thereunder. Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, the Borrowers and the Bank agree that effective as of the date hereof, (a) the New Borrower is and shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Agreement and the Note, and shall be a party thereto, all as if the New Borrower had been a “Borrower” party to the original execution and delivery thereof; and all references in the Loan Agreement and the Note to a “Borrower” (or any other relevant term used to describe the Borrowers thereunder) shall hereafter be deemed to be references to the New Borrower, and (b) the New Funds are and shall be subject to and bound by, and shall be entitled to all the benefits of, the Loan Agreement and the Note, and shall be a party thereto, all as if each of the New Funds had been a “Fund” party to the original execution and delivery thereof, and all references in the Loan Agreement and the Note to a “Fund” (or any other relevant term used to describe the Funds thereunder) shall hereafter be deemed to be references to each of the New Funds.

2. The names of a Borrower and certain Funds have changed as reflected in Appendix I attached hereto.

3. The Borrowers have informed the Bank that effective as of April 28, 2006 each of Nations Asset Allocation Portfolio, Nations Small Company Portfolio and Nations Value Portfolio (the “Group 1 Funds”) were combined with and into certain portfolio series of a trust which is not (and will not become) a Borrower under the Loan Agreement, with the portfolio series of such non-Borrower trust being the survivor in each case (the “Group 1 Combinations”). Accordingly, the parties hereto agree that, subject to payment and satisfaction in full of all principal, interest, fees and other obligations or amounts owing by each such merged Fund under the Loan Agreement, each such merged Fund shall be terminated as a “Fund” for all purposes under the Loan Agreement and Note. The Bank hereby consents to such Group 1 Combinations and waives the restrictions of Section II(1)(d)(vi) of the Loan Agreement solely for purposes of permitting the Group 1 Combinations.

4. The Appendix I to the Loan Agreement and Note are hereby deleted in their entirety and the Appendix I attached hereto is substituted in each instance therefore to reflect the changes described in paragraphs 1 through 3 above.

II.	Execution of Amended and Restated Note

The Borrowers shall execute and deliver to the Bank an amended and restated promissory note dated as of the date hereof in the original principal amount of $150,000,000 (the “Amended and Restated Note”), which shall amend, restate, supersede and replace the Existing Note and any and all previous promissory notes made by the Borrowers to the order of the Bank in connection with the Uncommitted Line. Any Loans outstanding as of the date hereof shall be deemed to be outstanding under the Amended and Restated Note, and the Borrowers agree that any subsequent Loans made to the Borrowers by the Bank shall be evidenced by the Amended and Restated Note. All references to the Existing Note in the Loan Agreement shall hereafter be deemed to be references to the Amended and Restated Note.

III.	Miscellaneous

1. Other than as amended hereby, all terms and conditions of the Loan Agreement, the Note, and all related documents are ratified and affirmed as of the date hereof in order to give effect to the terms hereof.

2. Each of the Borrowers (including the New Borrower), for itself and on behalf of its respective Funds (including the New Funds) represent and warrant to the Bank as follows: (a) no Default or Event of Default has occurred and is continuing on the date hereof under the Loan Documents; (b) each of the representations and warranties of the Borrowers contained in Section II(2) of the Loan Agreement is true and correct in all material respects on and as of the date of this letter agreement; (c) the execution, delivery and performance of this letter agreement and the Loan Documents, as amended hereby: (i) are, and will be, within such Borrower’s power and authority, (ii) have been authorized by all necessary proceedings, (iii) do not, and will not, require any consents or approvals including from any governmental authority other than those which have been received, (iv) will not contravene any provision of, or exceed any limitation contained in, the Declaration of Trust or by-laws of such Borrower or any law, rule or regulation applicable to such Borrower or Fund, (v) do not constitute a default under any other agreement, order or undertaking binding on such Borrower or Fund, and (vi) do not require the consent or approval of any other party other than for those consents and approvals which have been received; and (d) each of the Loan Documents, as amended hereby, constitutes the legal, valid, binding and enforceable obligation of such Borrower, on behalf of each of its respective Funds, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

3. Upon receipt of a fully executed copy of this letter agreement and such other documents or instruments as the Bank may reasonably request, this letter agreement shall be deemed to be an instrument under seal and an amendment to the Loan Agreement to be governed by the laws of The Commonwealth of Massachusetts.

4. This letter agreement may be executed in counterparts each of which shall be deemed to be an original document.

If the foregoing is acceptable to you, please have an authorized officer of each of the Borrowers execute this letter agreement below where indicated and return the same to the undersigned.

Very truly yours,

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Christopher Ducar
Christopher Ducar, Assistant Vice President

Accepted and Agreed to:

Acknowledged and Accepted:

COLUMBIA FUNDS SERIES TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Accounting Officer

COLUMBIA FUNDS MASTER INVESTMENT TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Accounting Officer

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I (formerly Nations Separate Account Trust), on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Accounting Officer

BANC OF AMERICA FUNDS TRUST,
on behalf of its fund series as listed in Appendix I attached hereto

By:	/s/ Michael G. Clarke
Name:	Michael G. Clarke
Title:	Chief Accounting Officer

APPENDIX I

List of Borrowers and Funds

COLUMBIA FUNDS SERIES TRUST, on behalf of:

Columbia Asset Allocation Fund II

Corporate Bond Portfolio

Columbia California Intermediate Municipal Bond Fund

Columbia Convertible Securities Fund

Columbia Florida Intermediate Municipal Bond Fund

Columbia Georgia Intermediate Municipal Bond Fund

Columbia Global Value Fund

Columbia Large Cap Enhanced Core Fund

Columbia Large Cap Index Fund

Columbia Large Cap Value Fund

Columbia LifeGoal Balanced Growth Portfolio

Columbia LifeGoal Growth Portfolio

Columbia LifeGoal Income & Growth Portfolio

Columbia LifeGoal Income Portfolio

Columbia Marsico 21st Century Fund

Columbia Marsico International Opportunities Fund

Columbia Marsico Mid Cap Growth Fund

Columbia Maryland Intermediate Municipal Bond Fund

Columbia Mid Cap Index Fund

Columbia Mid Cap Value Fund

Columbia Masters Global Equity Portfolio

Columbia Masters Heritage Portfolio

Columbia Masters International Equity Portfolio

Columbia Multi-Advisor International Equity Fund

Columbia Municipal Income Fund

Columbia North Carolina Intermediate Municipal Bond Fund

Columbia Short Term Municipal Bond Fund

Columbia Short Term Bond Fund

Columbia Small Cap Index Fund

Columbia Small Cap Value Fund II

Columbia South Carolina Intermediate Municipal Bond Fund

Columbia Texas Intermediate Municipal Bond Fund

Columbia Total Return Bond Fund

Columbia Virginia Intermediate Municipal Bond Fund

Mortgage and Asset Backed Portfolio

COLUMBIA FUNDS MASTER INVESTMENT TRUST, on behalf of:

Columbia High Income Master Portfolio

Columbia Intermediate Core Bond Master Portfolio

Columbia International Value Master Portfolio

Columbia Large Cap Core Master Portfolio

Columbia Marsico Focused Equities Master Portfolio

Columbia Marsico Growth Master Portfolio

Columbia Small Cap Growth Master Portfolio II

COLUMBIA FUNDS VARIABLE INSURANCE TRUST I (formerly Nations Separate Account Trust), on behalf of:

Columbia High Yield Fund, Variable Series (formerly Nations High Yield Bond Portfolio)

Columbia Marsico 21st Century Fund, Variable Series (formerly Nations Marsico 21st Century Portfolio)

Columbia Marsico Focused Equities Fund, Variable Series (formerly Nations Marsico Focused Equities Portfolio)

Columbia Marsico Growth Fund, Variable Series (formerly Nations Marsico Growth Portfolio)

Columbia Marsico International Opportunities Fund, Variable Series (formerly Nations Marsico International Opportunities Portfolio)

Columbia Marsico MidCap Growth Fund, Variable Series (formerly Nations Marsico MidCap Growth Portfolio)

BANC OF AMERICA FUNDS TRUST, on behalf of:

Banc of America Retirement 2005 Portfolio

Banc of America Retirement 2010 Portfolio

Banc of America Retirement 2015 Portfolio

Banc of America Retirement 2020 Portfolio

Banc of America Retirement 2025 Portfolio

Banc of America Retirement 2030 Portfolio

Banc of America Retirement 2035 Portfolio

Banc of America Retirement 2040 Portfolio